EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-133831 on Form S-8 of Centrue Financial Corp. (formerly known as UnionBancorp, Inc.), of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Centrue Bank 401(k) Profit Sharing Plan and Trust (formerly known as the UnionBancorp, Inc. 401(k) Profit Sharing Plan) for the year ended December 31, 2006.

                                       /s/ Crowe Chizek and Company LLC
                                       --------------------------------
                                       Crowe Chizek and Company LLC

Oak Brook, Illinois
June 27, 2007